UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008 (January 29, 2008)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350 New York, New York 10271
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)           On January 29, 2008, the Board of Directors of ACI Worldwide, Inc. (the “Company”) appointed Mark Vipond, to serve as the Company’s President of Global Product. In connection with this appointment, Mr. Vipond ceased serving in the role of Chief Operating Officer.

(e)           Management Incentive Compensation Plan. On January 29, 2008, the Compensation Committee of the Board of Directors of the Company approved the 2008 Management Incentive Compensation Plan (the “2008 MIC Plan”).  Key employees of the Company, including the Company’s named executive officers (“NEOs”), are eligible to receive semi-annual and annual bonus awards under the 2008 MIC Plan.  The amount of the semi-annual and annual bonus awards under the 2008 MIC Plan will be based on, for NEOs who are senior corporate executives, the Company’s operating free cash flow, cash margin 60-month backlog and 12-month backlog, and for NEOs who are segment-level corporate executives, the Company’s product sales, segment or functional area budget objectives, product quality and timeliness of product delivery, 60-month backlog and 12-month backlog.  Attached as Exhibit 10.1 to this Current Report on Form 8-K is a description of the 2008 MIC Plan which is incorporated herein by reference.

Form of Restricted Share Award Agreement. On February 1, 2008 the Compensation Committee of the Board of Directors of the Company approved the form of Restricted Share Award Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference (the “Restricted Share Agreement”).  The Restricted Share Agreement sets forth the terms of restricted shares (“Restricted Shares”) that may be awarded under the Company’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Incentive Plan”) to key employees of the Company, including NEOs.

Equity Award Grants. On February 1, 2008, the Compensation Committee also granted equity awards representing both promotional equity awards as well as annual equity awards under the Company’s long term incentive program (“LTIP”) to certain key employees of the Company, including NEOs. Recipients of the equity awards where given the right to chose the form of equity award between (1) a specified number of options for shares of ACI Common Stock with an exercise price equal to $16.17, the closing sale price (price for last trade) on February 1, 2008 (the grant date) as reported by The NASDAQ Global Select Stock Market, and (2) a specified number of restricted shares of ACI Common Stock. The following is a summary of the material terms applicable to NEOs associated with each type of equity award; however, the full text of the terms will be included in the NEO’s individual award agreement and the applicable plan documents.

Stock Option Award	Restricted Share Award

Grant Date:February 1, 2008	Grant Date: February 1, 2008
Grant Price:$16.17 which is equal to the closing sale price (price for last trade) on February 1, 2008 as reported by The NASDAQ Global Select Stock Market.

Restrictions: The grantee will not be entitled to sell, assign, transfer, pledge or otherwise dispose of any Restricted Shares with respect to which the restrictions have not lapsed as described below.

Vesting Schedule: • 25% on First Anniversary of the Grant Date • 25% on Second Anniversary of the Grant Date • 25% on Third Anniversary of the Grant Date • 25% on Fourth Anniversary of the Grant Date

Vesting Schedule (Lapse of Restrictions):

• 25% on First Anniversary of the Grant Date

• 25% on Second Anniversary of the Grant Date

• 25% on Third Anniversary of the Grant Date

• 25% on Fourth Anniversary of the Grant Date

Death or Disability: All stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options.

Death or Disability: The restrictions on all Restricted Shares will automatically expire upon the termination of employment which results from the grantee’s death or disability.
Change-in-Control: All stock options will immediately vest upon the occurrence of a change-in-control of the Company.	Change-in-Control: The restriction on all Restricted Shares will automatically expire upon the occurrence of a change-in-control of the Company.

The Company has received completed equity award selection forms from its NEOs and the Company will enter into either a Stock Option Award Agreement or Restricted Share Agreement, as applicable, with each of the following NEOs:

Name	Award Type	Number of Awards	Award Plan
Henry C. Lyons	Stock Options	36,000	2005 Incentive Plan
Craig Maki	Stock Options	61,000	2005 Incentive Plan
David Morem	Restricted Shares	30,500	2005 Incentive Plan

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
No.	Description
10.1	2008 Management Incentive Compensation Plan
10.2	Form of Restricted Share Award Agreement for the Company’s 2005 Equity and Performance Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes, Senior Vice President

Date: February 4, 2008

EXHIBIT INDEX

Exhibit
No.	Description
10.1	2008 Management Incentive Compensation Plan
10.2	Form of Restricted Share Award Agreement for the Company’s 2005 Equity and Performance Incentive Plan, as amended